Exhibit 99.1

For Immediate Release

Contact: Steve Klueg

Senior Vice President &

Chief Financial Officer

(704) 864-6711

steve.klueg@affiniagroup.com

Heather Tamol

Director, Public Relations

(704) 926-1326

HTAMOL@wrayward.com

AFFINIA GROUP CLOSES ON TRANSACTIONS

OF AFFINIA SOUTH AMERICA OPERATIONS

GASTONIA, N.C. – November 4, 2015 – Affinia Group Inc., an innovative global leader in the design, manufacture, distribution and marketing of industrial grade products and services, announced today that the Company has closed the final remaining portion of the sale of its Affinia South America (ASA) operations. The sales, which were announced earlier this year, allow Affinia to focus on high-growth opportunities and leadership within global filtration.

Three separate buyers will take ownership of Affinia’s operations in Brazil, Argentina and Uruguay.

Affinia Group Inc. is an innovative global leader in the design, manufacture, distribution and marketing of industrial grade products and services, including extensive offerings of aftermarket parts for automotive and heavy-duty vehicles. With approximately $1 billion in annual revenue, Affinia has operations in North and South America, Europe, and Asia. For more information, visit www.affiniagroup.com.

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